EXHIBIT (23)

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Paul Mueller Company

We consent to the incorporation by reference in the registration statements (No. 333-88188 and No. 333-78321) on Form S-8 of Paul Mueller Company of our report dated February 18, 2003, with respect to the consolidated balance sheet of Paul Mueller Company and Subsidiaries as of December 31, 2002 and the related consolidated statement of income, shareholders' investment, and cash flows for the year then ended and the related financial statement schedule, which report appears in the December 31, 2002, annual report on Form 10-K of Paul Mueller Company.

KPMG LLP

/S/   KPMG LLP

Kansas City, Missouri
March 24, 2003

130

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